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THE ST. JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
EXHIBIT 99.01
(DOLLARS IN THOUSANDS)



THE FOLLOWING TABLE CALCULATES EBITDA (GROSS AND NET):

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
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                                                                          Three         Three        Nine        Nine
                                                                          Months        Months       Months      Months
                                                                          Ended         Ended        Ended       Ended
                                                                          Sept. 30,     Sept. 30,    Sept. 30,   Sept. 30,
                                                                          1999          1998         1999        1998
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
Income from continuing operations before income taxes and
minority interest                                                          $35,987      $26,269      $83,151      $67,133
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Additions:
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  Depreciation and amortization                                            13,129        9,715       35,234        27,042
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  Interest expense                                                            464          158        1,765          301
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  Loss on investment in Entros                                              5,183           --        5,183           --
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Deductions:
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  Gain on sales of nonoperating assets                                     (8,853)        (429)      (9,112)        (961)
                                                                           ------       ------       ------       ------
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EBITDA, Gross                                                              45,910       35,713       116,221      93,515
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Less minority interest percentages:
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  Income before income taxes                                               (6,464)      (9,190)      (20,912)     (23,345)
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  Depreciation and amortization                                            (4,073)      (3,303)      (11,000)     (9,494)
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  Interest expense                                                            (55)         (48)        (120)        (114)
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  Gain(loss) on sales of nonoperating assets                                   51         (111)        (317)         108
                                                                           ------       ------       ------       ------
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EBITDA, Net from continuing operations                                     $35,369      $23,061      $83,872      $60,670
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